UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2024
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01    Regulation FD Disclosure.

On May 31, 2024, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) filed with the Federal Energy Regulatory Commission (“FERC”) a request to adopt a new Class A wholesale rate for electric power sales to its utility members. The filing includes a 6.36 percent increase in Tri-State's average wholesale rate, to be effective July 1, 2024, or later.

The proposed wholesale rate maintains Tri-State’s postage stamp rate, with the same rate components for all its utility members, and incorporates a new formulary rate, which can be adjusted annually based on the budgets approved by Tri-State’s Board of Directors, including an annual true-up mechanism. The filing addresses several non-cost recovery issues raised by FERC in response to Tri-State's previous wholesale rate filing, and further unbundles rate components for ancillary services and provides support for rolled-in rate treatment, including across the Eastern and Western interconnections. The wholesale rate design incorporates FERC wholesale rate design principles, while also reflecting Tri-State’s unique position as a wholesale electric power generation and transmission cooperative operating on a not–for–profit basis.

Tri-State’s filing reflected that Tri-State’s estimated cost of service budget for 2024 includes total expenses of $1.519 billion, utility member electric sales revenue of $1.084 billion, non-member electric services revenue of approximately $228 million, and use of rate stabilization revenue of approximately $127 million. This rate stabilization revenue includes all of Tri-State remaining membership withdrawal income revenue of $463 thousand as of March 31, 2024 and a portion of the membership withdrawal income resulting from the withdrawal of United Power from membership in Tri-State on May 1, 2024.

On May 31, 2024, Tri-State issued a press statement related to its filing with FERC. A copy of the press statement is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this Current Report on or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
99.1 - Press Statement issued on May 31, 2024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: June 14, 2024	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer